PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into as of the 4 day of May, 2011 (the “Execution Date”) by and between BREA 806 LLC, a Delaware limited liability company (“Seller”) and Emeritus Corporation, a Washington corporation (the “Purchaser”).

BACKGROUND

WHEREAS, Seller and Purchaser are members of BREA Emeritus LLC, a Delaware limited liability company (the “Company”) pursuant to the terms of that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of December 1, 2006 (the “LLC Agreement”), between Seller and Purchaser.

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller’s limited liability company interests (the “Interests”) in the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SALE, PURCHASE PRICE, CLOSING

1.1 Sale of Interests

.

(a) On the Closing Date, pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell and transfer to Purchaser and Purchaser shall purchase and accept from Seller, the Interests.

(b) The transfer of the Interests shall include the transfer of all Interest-Related Rights and accordingly, whether or not specifically stated in this Agreement, all references herein to the Interests shall be deemed to be references to the Interests and the Interest-Related Rights, taken as a whole.  For purposes of this Agreement, “Interest-Related Rights” shall mean all of Seller’s right, title and interest in, to and under the Company and the LLC Agreement including, without limitation, all of Seller’s right, title and interest in, to and under all (i) distributions after the Closing Date of profits and income of the Company, (ii) capital distributions after the Closing Date from the Company, (iii) distributions after the Closing Date of cash flow by the Company, (iv) property of the Company to which Seller now or in the future may be entitled, (v) other claims which Seller now has or may in the future acquire against the Company and its property, (vi) proceeds of any liquidation upon the dissolution of the Company and winding up of its affairs, (vii) other rights of Seller to receive any distributions or other payments of any kind whatsoever from or in respect of the Company or in any way derived from the Properties or from the ownership or operation thereof after the Closing Date, whether any of the above distributions consist of money or property, and (viii) all other rights, benefits and obligations of Seller as a member in the Company including, without limitation, rights to reports and accounting, information; provided, however that the Interest-Related Rights shall not include the proceeds of the sale of the Interests contemplated hereby, and the transfer of the Interest-Related Rights shall be subject to the provisions of Section 7.17 of this Agreement.

1.2 Purchase Price.

The purchase price for the Interests is $101,420,725 (as such amount may be adjusted pursuant to Article V hereof, the “Purchase Price”).  The Purchase Price shall be paid by Purchaser to Seller in cash at Closing, by wire transfer of immediately available funds to an account specified in writing by Seller.

1.3 Closing

.  The closing of the sale and purchase of the Interests (the “Closing”) shall take place on June 1, 2011 (the “Closing Date”).  The Closing shall be held at 10:00 A.M. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, or at such other location agreed upon by the parties hereto, or in escrow with all documents and funds delivered to an escrow agent mutually acceptable to the parties.  For the avoidance of doubt the parties acknowledge and agree that nothing herein shall be construed as an election by the parties to dissolve the Company upon the acquisition of the Interests by Purchaser, but instead the intent is that the Company shall continue in existence with Purchaser being, as of the Closing Date, the sole member thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Seller Representations and Warranties.

Seller hereby represents and warrants to the Purchaser, as follows:

(a) Capacity; Authority; Validity.  Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.  Seller has all necessary limited liability company power and authority to enter into this Agreement, to perform the obligations to be performed by Seller hereunder and to consummate the transactions contemplated hereby.  This Agreement, the sale of the Interests and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action of Seller.  This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(b) Restrictions. Neither the execution, delivery and performance of this Agreement by Seller nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of any term or provision of, or constitute a default or violation under or accelerate performance under (i) the organizational or governing documents of Seller or (ii) any material agreement, contract or instrument to which Seller is a party.

(c) Consents, Filings, etc. Other than (i) any consent or approval from Purchaser which may be required under the terms of the LLC Agreement, which consent is deemed granted by Purchaser’s execution of this Agreement,  and (ii) such consents and approvals as have been made or obtained, the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby will not require any filing, consent or approval under Seller’s organizational or governing documents, or any other material contract, agreement or instrument to which Seller is a party.

(d) Title to Interests.  The Interests are, and as of the Closing Date will be, wholly-owned legally and beneficially by Seller, free and clear of all liens, encumbrances, pledges, security interests and charges of any kind (other than those granted to Purchaser pursuant to the LLC Agreement).  Other than any rights or options granted to Purchaser pursuant to the LLC Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase, dispose of or encumber all or any portion of the Interests.

(e) Compliance with Securities Laws. Neither Seller nor anyone acting on Seller’s behalf has offered to sell the Interests by means of any general solicitation or general advertising.

(f) No Lawsuits.  There is no lawsuit, proceeding or investigation pending or, to the knowledge of Seller, threatened, against Seller that would prevent or delay consummation of the transactions contemplated hereby or would materially and adversely affect Seller’s title to the Interests.  There is no action or suit by Seller pending or, to the knowledge of Seller, threatened against others relating to the Interests or the Company.

2.2 Representations and Warranties of Purchaser.

Purchaser hereby represents and warrants to Seller, as follows:

(a) Capacity; Authority; Validity. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington.  Purchaser has all necessary power and authority to enter into this Agreement, to perform the obligations to be performed by Purchaser hereunder and to consummate the transactions contemplated hereby.  This Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Purchaser.  This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(b) Restrictions. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will conflict with or result in a material breach of any term or provision of, or constitute a default or violation under or accelerate performance under (i) the organizational or governing documents of Purchaser, or (ii) any material contract, agreement or instrument to which Purchaser is a party.

(c) Consents, Filings, etc. Other than (i) any consent or approval from Seller required under the terms of the LLC Agreement, which consent is deemed granted by Seller’s execution of this Agreement, and (ii) such consents and approvals as have been made or obtained, the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby will not require any filing, consent or approval under Purchaser’s organizational or governing documents, or any other material contract, agreement or instrument to which Purchaser is a party.

(d) No Lawsuits.  There is no lawsuit, proceeding or investigation pending or, to the knowledge of Purchaser, threatened, against Purchaser that would prevent or delay consummation of the transactions contemplated hereby.  There is no action or suit by Purchaser pending or, to the knowledge of Purchaser, threatened against others relating to the Company.

(e) Accredited Investor.Purchaser is an “accredited investor”within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or has such knowledge and experience in financial matters as to be capable of evaluating the risks and merits of any investment in the Interests.  Purchaser is acquiring the Interests for its own account for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act.  Purchaser understands that resale of the Interests is subject to significant restrictions in the LLC Agreement and compliance with all applicable securities laws.

ARTICLE III

CONDITIONS PRECEDENT TO CLOSING

3.1       Conditions Precedent to Seller’s Obligations.

The obligation of Seller to consummate the transfer of the Interests to Purchaser on the Closing Date is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

(a) Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b) Purchaser shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Purchaser on or before the Closing and which is not otherwise specifically referred to as a condition to closing in this Section 3.1.

(c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Interests or the consummation of the transactions contemplated hereby.

(d) No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the Interests or the consummation of the transactions contemplated hereby or (ii) seeking material damages with respect to such purchase and sale or any other transaction contemplated hereby.

(e) Seller shall have received all of the documents required to be delivered by Purchaser under Section 4.1.

(f) Seller shall have received the Purchase Price in accordance with Section 1.2 and all other amounts due to Seller hereunder.

3.2 Conditions Precedent to Purchaser’s Obligations

.  The obligation of Purchaser to purchase the Interests on the Closing Date is subject to the satisfaction (or waiver by Purchaser) as of the Closing of the following conditions:

(a) Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date.

(b) Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller on or before the Closing and which is not otherwise specifically referred to as a condition to closing in this Section 3.2.

(c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Interests or the consummation of the transactions contemplated hereby.

(d) No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the Interests or the consummation of the transactions contemplated hereby or (ii) seeking material damages with respect to such purchase and sale or any other transaction contemplated hereby.

(e) Purchaser shall have received all of the documents required to be delivered by Seller under Section 4.2.

ARTICLE IV

CLOSING DELIVERIES.

4.1       Purchaser Closing Deliveries

.  At the Closing, Purchaser shall deliver the following documents:

(a) an assignment and assumption of Interests (an “Interest Assignment”) in substantially the form of Exhibit A, duly executed by Purchaser;

(b) such other assignments, instruments of transfer, and other documents as Seller may reasonably require in order to complete the transactions contemplated hereunder or to evidence compliance by Purchaser with the covenants, agreements, representations and warranties made by it hereunder, in each case, duly executed by Purchaser;

(c) a duly executed and sworn Secretary’s Certificate from Purchaser certifying that Purchaser has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended; and

(d) an executed and acknowledged incumbency certificate from the Purchaser certifying the authority of the officer(s) of the Purchaser to execute this Agreement and the other documents delivered by the Purchaser to the Seller at the Closing.

4.2       Seller Closing Deliveries

.  At the Closing Seller shall deliver the following documents:

(a) An Interest Assignment with respect to the Interests, duly executed by Seller;

(b) such other assignments, instruments of transfer, and other documents as the Purchaser may reasonably require (or as may be required under applicable law) in order to complete the transactions contemplated hereunder or to evidence compliance by the Seller with the covenants, agreements, representations and warranties made by it hereunder, in each case, duly executed by Seller;

(c) a duly executed and sworn Secretary’s or Member’s Certificate from Seller certifying that Seller has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended; and

(d) an executed and acknowledged incumbency certificate from Seller certifying to the authority of the officers or members of Seller to execute this Agreement and the other documents delivered by Seller to Purchaser at the Closing.

ARTICLE V

ADJUSTMENTS

5.1 Adjustments.

(a) The Purchase Price shall not be subject to adjustment except as provided in this Section 5.1

(b) In the event Seller receives distributions from the Company from and after the date hereof to and including the Closing Date, the Purchase Price shall be reduced, dollar for dollar, by the amount of such distributions.

(c) In the event Seller makes capital contributions to the Company pursuant to the terms of the LLC Agreement between the date hereof to and including the Closing Date, then the Purchase Price shall be increased, dollar for dollar, by the aggregate amount of such capital contributions.

(d) Subject to the provisions of Section 5.1(b) above, the parties hereto acknowledge and agree that all distributions made to Seller and Purchaser pursuant to the LLC Agreement prior to and including the Closing Date, including any calculation or payment of amounts to Purchaser pursuant to the Promote Clauses, will not be subject to future adjustment or redetermination by either party.

ARTICLE VI

TERMINATION; DEFAULT

6.1 Purchaser Default; Termination by Seller.

(a) This Agreement may be terminated by Seller in its entirety on or prior to the Closing Date if (i) any of the conditions precedent to Seller’ obligations set forth in Section 3.1 have not been satisfied or waived by Seller as of the Closing Date or (ii) there is a material breach or default by Purchaser in the performance of its obligation to purchase the Interests under this Agreement.

(b) In the event this Agreement is terminated pursuant to Section 6.1(a), this Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except (i) for those provisions hereof which by their terms expressly survive the termination of this Agreement and (ii) as set forth in Section 6.1(c).

(c) In the event Seller terminates this Agreement pursuant to Section 6.1(a) as a result of a material breach or default by Purchaser in the performance of its obligations under this Agreement, then Seller shall have all rights and remedies available to Purchaser at law or in equity.  In addition, upon such termination by Seller, Purchaser shall have no further rights under Sections 10.1 (captioned “Right of First Opportunity”) of the LLC Agreement (and Sections 10.2 and 10.3 of the LLC Agreement which implement the provisions of Section 10.1), and the LLC Agreement shall be deemed to be automatically amended, without the need for any further action on the part of Seller or Purchaser, to delete Sections 10.1, 10.2 and 10.3 and all references to Sections 10.1, 10.2 and 10.3 in the LLC Agreement.

6.2 Seller Default; Termination by Purchaser.

(a) This Agreement may be terminated by Purchaser in its entirety prior to the Closing Date if (i) any of the conditions precedent to Purchaser’s obligations set forth in Section 3.2 have not been satisfied or waived by Purchaser on or prior to the Closing Date or (ii) there is a material breach or default by Seller in the performance of its obligations under this Agreement.  In lieu of terminating this Agreement, in the event of a material breach or default by Seller in the performance of its obligations hereunder, Purchaser may, as its sole and exclusive remedy, seek to specifically enforce the terms and conditions of this Agreement.  Purchaser agrees to, and does hereby, waive all other remedies against Seller which Purchaser might otherwise have at law or in equity by reason of such default by Seller.

(b) Upon the termination of this Agreement by Purchaser pursuant to Section 6.2(a), Seller and Purchaser shall have no further obligations under this Agreement, except those obligations which expressly survive such termination, but such termination shall have no affect on the rights or obligations of Seller or Purchaser under the LLC Agreement.

ARTICLE VII

MISCELLANEOUS

7.1 Transaction Costs.

Except as otherwise expressly provided in this Agreement, each of Seller and Purchaser will pay its own costs and expenses (including attorneys’ fees) in connection with this Agreement and the transactions contemplated hereby.

7.2 Brokers.

Each party hereby represents and warrants to the other party hereto that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby.  Each party hereby agrees to indemnify, protect, defend and hold the other party hereto harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements at the investigative, trial and appellate levels) and charges resulting from such party’s breach of the foregoing representation in this Section 6.2.  The provisions of this Section 7.2 shall survive the Closing or termination of this Agreement.

7.3 Assignment.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party without the prior written consent of the other party hereto; provided, however, no such consent shall be required in the event of an assignment by Purchaser prior to the Closing Date of its rights or obligations hereunder to an entity which is owned and controlled by, or under common control with, Purchaser.

7.4 Entire Agreement.

This Agreement supersedes any other agreement, whether written or oral, which may have been made or entered into by the parties hereto relating to the matters contemplated hereby, and, together with the Interest Assignment, constitutes the entire agreement of the parties.  Except as expressly set forth in this Agreement and the Interest Assignment, no party hereto is making any representations or warranties, express or implied, as to such party, the Company or the Interests.

7.5 Amendments and Waivers.

This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance.

7.6 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

7.7 Successors and Assigns.

This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and its successors and permitted assigns.

7.8 Governing Law.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.

7.9 Submission to Jurisdiction.

Purchaser and each Seller irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Purchaser and each Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.  Purchaser and Seller irrevocably and unconditionally waive trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

7.10 Cooperation and Further Assurances.

Seller and Purchaser agree to execute any further instruments or perform any acts which are or may become reasonably necessary to carry out the intent of this Agreement.

7.11 Severability.

Each provision of this Agreement shall be considered separable, and if, for any reason, any provision or provisions hereof are determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

7.12 Headings.

Section titles are for convenience of reference only and shall not control or alter the meaning of this Agreement set forth in the text.

7.13 No Consequential Damages.

Neither Purchaser nor Seller shall be liable to the other for consequential or punitive, special, indirect or incidental losses or special damages in connection with this Agreement.

7.14 Tax Matters.

Purchaser shall use commercially reasonable efforts to allocate under Section 706 of the Internal Revenue Code of 1986, as amended (the “Code”), income, gains, losses, deductions or credits attributable to the Interests for the tax year of the Company in which the Closing Date occurs between Purchaser and Seller in a manner mutually agreed upon by Purchaser and Seller; provided such manner is permitted by the Code and the terms of the LLC Agreement.

7.15 Notices.

All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (a) personally delivered, (b) delivered by express mail, Federal Express or other comparable overnight courier service, or (c) faxed (and confirmed by telephone), as follows:

To Purchaser:

Emeritus Corporation
3131 Elliott Avenue
Seattle, Washington 98121
Attention:  Eric Mendlesohn, SVP Corporate Development
Facsimile:  (206) 357-7388

with copies thereof to:

The Nathanson Group PLLC
One Union Square
600 University Street
Suite 2000
Seattle, Washington 98101
Attention:                   Randi S. Nathanson
Facsimile:                   (206) 299-9335

To Seller:

c/o Blackstone Real Estate Advisors VI L.P.
345 Park Avenue
New York, NY 10154
Attention:                   Gary M. Sumers
Facsimile:                   (212) 583-5726

with copies thereof to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:                   Gregory J. Ressa, Esq.
Facsimile:                   (212) 455-2502

All notices (A) shall be deemed to have been given on the date that the same shall have been received in accordance with the provisions of this Section and (B) may be given either by a party or by such party’s attorneys.  Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days’ prior written notice thereof to the other parties.

7.16 Defined Terms.

Capitalized terms which are used but not defined in this Agreement shall have the meanings assigned to such terms in the LLC Agreement.

7.17 Indemnity.

Notwithstanding anything in this Agreement or the LLC Agreement to the contrary or the sale of the Interests and the Interest-Related Rights to Purchaser, from and after the Closing, Seller shall continue to be entitled to all of the rights and benefits of Section 5.6 of the LLC Agreement, as if it were a “Member” of the Company.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SELLER:

BREA 806 LLC, a Delaware limited liability company

By:	BREA Senior Housing LLC, a Delaware limited liability company

By: /s/  AnthonyBeovich
Name:  Anthony Beovich
Title:  Vice President

PURCHASER:

EMERITUS CORPORATION, a Washington corporation

By:  /s/ EricMendelsohn
Name:  Eric Mendelsohn
Title:  SVP Corporate Development

Solely for purposes of acknowledging and agreeing to the provisions of Section 7.17 of this Agreement:

BREA Emeritus LLC

By:           Emeritus Corporation, a Washington corporation,
its Administrative Member

By:  /s/  Eric Mendelsohn
Name:  Eric Mendelsohn
Title:  SVP Corporate Development

Exhibit A
Form of Assignment and Assumption of Interests

Assignment and Assumption of Interests

 ASSIGNMENT AND ASSUMPTION OF INTERESTS (this “Assignment”) dated as of May __, 2011, by and among BREA 806 LLC, a Delaware limited liability company (“Assignor”) and Emeritus Corporation, a Washington corporation (the “Assignee”).

Background

This Assignment is being executed and delivered pursuant to that certain Purchase and Sale Agreement dated as of May __, 2011 (the “Purchase Agreement”) between Assignor and Assignee.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Assignment and Assumption

In consideration of Ten ($10.00) Dollars in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign, transfer and set over unto Assignee, all of Assignor’s right, title and interest in and to the Interests, free and clear of all liens, encumbrances, pledges, security interests and charges of any kind (other than those granted to Purchaser pursuant to the LLC Agreement).

Assignee hereby accepts the foregoing assignment and assumes all of Assignor’s duties and obligations with respect to the Interests arising from and after the date of this Assignment (whether such duties and obligations arise under the relevant organizational documents of the Company or applicable law), all pursuant to the terms and conditions of the Purchase Agreement.

This Assignment is made without warranty or representation, express or implied, by or recourse against Assignor of any kind or nature whatsoever except as set forth in the Purchase Agreement.

This Assignment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this instrument as of the day first above written.

Assignor:

BREA 806 LLC, a Delaware limited liability company

By:	BREA Senior Housing LLC, a Delaware limited liability company

By: __________________________________
Name:
Title:

Assignee:

EMERITUS CORPORATION, a Washington corporation

By:  _________________________________
Name:
Title: